UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 8, 2026

BLUE BIOFUELS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54942	46-4944960
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3710 Buckeye Street, Suite 120, Palm Beach Gardens, FL 33410

(Address of principal executive offices)

(888) 607-3555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on which registered
Common	BIOF	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Resignation of Independent Registered Public Accounting Firm.

On June 3rd, 2026, we were notified that Assure CPA, LLC (“Assure CPA”), which served as the independent registered public accounting firm of Blue Biofuels, Inc. (the “Company”), merged into Sadler, Gibb & Associates, LLC (“Sadler Gibb”), pursuant to an asset purchase agreement. As a result of the transaction, Assure CPA ceased operations as a public accounting firm and resigned as the Company’s independent registered public accounting firm.

The resignation of Assure CPA and the engagement of Sadler Gibb described in paragraph (b) below were approved by the Audit Committee of the Company’s Board of Directors on June 8, 2026.

Assure CPA’s audit reports on the Company’s financial statements for the fiscal years ended 2024 and 2025 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles except that each of Assure CPA’s reports contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended 2024 and 2025 and the subsequent interim period through June 3rd, 2026, there were (i) no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Assure CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Assure CPA’s satisfaction, would have caused Assure CPA to make reference to the matter in its reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Assure CPA with a copy of the disclosures in this Current Report on Form 8-K and has requested that Assure CPA furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein. A copy of Assure CPA’s letter, dated June 8, 2026, is filed as Exhibit 16.1 hereto.

(b)	Engagement of New Independent Registered Public Accounting Firm.

On June 8, 2026 the Audit Committee approved the engagement of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the fiscal year ending 2026.

During the fiscal years ended 2024 and 2025 and the subsequent interim period through June 3rd, 2026, neither the Company nor anyone on its behalf consulted with Sadler Gibb regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Sadler Gibb concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v)).

Item 9.01. Financial Statements and Exhibits.

16.1 — Letter from Assure CPA, LLC, dated June 8, 2026.

104  — Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIOFUELS, INC.

Date: June 8, 2026	By:	/s/ Anthony Santelli
Anthony Santelli,
Chief Financial Officer

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